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                        CONSENT OF INDEPENDENT AUDITORS

                                  Exhibit 23.1

We consent to the incorporation by reference in the Registration Statement
(Form S-3) and related Prospectus of EOP Operating Limited Partnership for the registration of $2.0 billion debt securities and warrants (registration statement no. 333-58689), of our report dated February 9, 1999, except for Note 23, as to which the date is February 16, 1999, with respect to the consolidated financial statements and schedule of EOP Operating Limited Partnership and Equity Office Predecessors included in the 1998 Annual Report (Form 10-K) of EOP Operating Limited Partnership.

                                                       ERNST & YOUNG LLP




Chicago, Illinois
March 29, 1999